FRANCHISE ASSET
                               PURCHASE AGREEMENT

THIS FRANCHISE ASSET PURCHASE AGREEMENT, is made as of the 21st day of January, 1998 by and among Coca-Cola Bottling Company Southeast, Incorporated, an Alabama corporation ("SELLER"), NABC, Inc., ("BUYER") a Delaware corporation and an indirect wholly-owned subsidiary of Guarantor, and Coca-Cola Bottling Co. Consolidated, a Delaware corporation ("GUARANTOR").

                              W I T N E S S E T H:

         WHEREAS, Seller is the franchisee of those franchise rights for the bottling, distribution and sale of soft drink products from The Coca-Cola Company, the Dr Pepper Company and other soft drink franchisers in the territories specified in each of the franchise contracts set forth on Exhibit A (collectively the "FRANCHISE CONTRACTS"); and

         WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller all of Seller's right, title and interest in and to the Franchise Contracts and items of intangible property as specified herein; and

         WHEREAS, such purchase and sale shall be pursuant to the terms and conditions of this Agreement; and

         WHEREAS, the execution and performance of this Agreement is a condition to closing of that certain Operating Asset Purchase Agreement dated of even date herewith by and among Seller, Guarantor and CCBC of Nashville, L.P. (the "OPERATING ASSET PURCHASE AGREEMENT");


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         NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                        SALE, TRANSFER AND CONVEYANCE OF
                    FRANCHISE CONTRACTS AND INTANGIBLE ASSETS

         At the Closing and upon the terms and conditions contained herein, Seller shall bargain, sell, assign, convey, and transfer to Buyer, and Buyer agrees to purchase and receive from Seller all of Seller's right, title and interest in and to (i) the Franchise Contracts as well as (ii) all those intangible assets of Seller which are neither "Purchased Assets" nor "Excluded Assets" as those terms are defined in the Operating Asset Purchase Agreement. The foregoing items (i) and (ii) are collectively referred to as the "PURCHASED INTANGIBLES".

                                   ARTICLE II
                                 PURCHASE PRICE

         The purchase price for the Purchased Intangibles shall be Twenty-Eight Million Six Hundred Thousand Dollars ($28,600,000) payable at Closing by the issuance to Seller of Buyer's term note providing for payment of Twenty-Eight Million One Hundred Thousand Dollars ($28,100,000) due July 15, 1998 and payment of Five Hundred Thousand Dollars ($500,000) due January 31, 1999, said note being in the form attached hereto as Exhibit B (the "PROMISSORY NOTE"), or at the alternate election of Seller, two (2) promissory notes will be issued, one providing for the payment of Sixteen Million Four Hundred Fifty Thousand Dollars ($16,450,000) due July 15, 1998 and payment of Two Hundred fifty Thousand Dollars ($250,000) due January 31, 1999, and the second providing for the payment of Eleven Million Six Hundred Fifty Thousand Dollars ($11,650,000) due July 15, 1998 and payment of Two Hundred Fifty Thousand Dollars ($250,000) due January 31, 1999, said notes being in the form attached hereto as Exhibit B-1. If the alternate promissory notes are issued, then they shall be deemed collectively defined as the


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"Promissory Note" for all purposes under this Agreement. The Promissory Note will state on its face that it is subject to the right of offset pursuant the provisions of Articles XII hereof and Article XV of the Operating Asset Purchase Agreement.


                                   ARTICLE III
                                     CLOSING

         The delivery of the Promissory Note pursuant to Article II above, the sale, transfer, assignment and delivery of the Purchased Intangibles pursuant to
Article I above, and the delivery of the other instruments, certificates and legal opinions required hereunder (the "CLOSING") shall take place at 200 West Ninth Street Plaza, Suite 209, Wilmington, Delaware 19801, commencing at 2 p.m., eastern standard time on _______, January _____, 1998 or on such other date or such other time or place as the parties hereto shall agree; provided, however, that unless the parties otherwise agree, such closing shall take place on the business day immediately preceding the closing of the transactions contemplated by the Operating Asset Purchase Agreement (the date and time of the Closing being referred to herein as the "CLOSING DATE"). At the Closing (a) Seller shall convey to Buyer all of Seller's right, title and interest in and to the Purchased Intangibles by delivery of bills of sale (in the form attached hereto as Exhibit C) and instruments of transfer and assignment satisfactory to Buyer and its counsel, shall deliver all certificates, opinions of counsel and other instruments and documents contemplated hereby all in form and substance reasonably satisfactory to Buyer's counsel and as shall be reasonably necessary and appropriate to transfer and convey all of Seller's rights in and to the Purchased Intangibles, and (b) Buyer shall deliver to Seller the Promissory Note, and all certificates, instruments and documents contemplated hereby, all in form and substance reasonably satisfactory to Seller's counsel. The effective time of Closing shall be 11:59 p.m. on the Closing Date of the aforesaid Operating Asset Purchase Agreement.

                                   ARTICLE IV
                                      FEES

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         Each party shall pay its own attorneys and accountants fees and fees of other applicable professionals retained by such party. Seller shall be solely responsible for the fee of Glover Capital, Inc. and any other broker or finder retained by it. Notwithstanding the foregoing, Buyer agrees to reimburse Seller (on a monthly basis as incurred) for all of its actual out-of-pocket costs, expenses and fees (including attorney's fees) incurred by Seller in complying with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act as required by the transactions contemplated by this Agreement and (without duplication of payment) the Operating Asset Purchase Agreement.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As a material inducement to Buyer entering into this Agreement and consummating the transactions contemplated hereby, Seller hereby makes the following representations and warranties to Buyer, each of which shall be continuing, shall be true at the date of execution hereof and on the Closing Date, and shall survive the Closing and the sale of the Purchased Assets and other transactions contemplated hereby as provided in Section 13.2 below. Where a particular representation or warranty is limited to Seller's knowledge, or to the knowledge of Seller, it shall refer only to the knowledge of any of the following: (i) any of the shareholders of Seller, (ii) Robert Carroll (Chief Operating Officer), (iii) Russell Isom (Director of Sales and Marketing), or
(iv) Elisa Means (Controller); all without personal liability to said persons.

         5.1 CORPORATE EXISTENCE, AUTHORITY AND BINDING EFFECT. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of Alabama, and is in good standing as a foreign corporation in the state of Tennessee. Seller has full power and authority to own its properties and conduct its business as now being conducted. Seller has full corporate power and authority to execute this Agreement and consummate the transactions contemplated hereby, and its shareholders and Board of Directors have properly approved the transactions contemplated by this Agreement. True and correct copies of the resolutions of the


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Board of Directors and shareholders of Seller authorizing Seller to enter into and consummate this transaction, properly certified by the Chief Executive Officer or Secretary of Seller, are attached hereto as Exhibit D. Upon execution and delivery, this Agreement, the Assignment and Bill of Sale, and all other documents collateral hereto and thereto shall be valid and legally binding documents, enforceable in accordance with their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         5.2 CAPITALIZATION AND GOOD TITLE TO SHARES. The authorized capital stock of Seller consists solely of shares of common stock all of which are owned either by Walter Matthews or Carolyn Matthews Lowe. There are no outstanding subscriptions, options, rights, warrants, or other agreements or commitments obligating Seller to issue or to transfer from treasury any additional shares of its capital stock. There are no pledges or other agreements which would give any other person or entity other than Walter Matthews or Carolyn Matthews Lowe the right to vote the shares of stock of Seller or any right to interfere with the consummation of the transactions contemplated hereunder.

         5.3 ORGANIZATIONAL DOCUMENTS. The Articles of Incorporation, By-Laws, minute books and stock books of Seller which have been furnished to Buyer are true and complete and, except as set forth in Schedule 5.3 contain all amendments thereto to date, a record of all material corporate proceedings of Seller (in the case of the minute books), and a record of all stock issuances and transfers (in the case of the stock books). Schedule 5.3 contains a true and complete list of all of the current officers and directors of Seller.

         5.4      LIENS AND GOOD TITLE.

         (A) Seller owns all legal title and beneficial and equitable interest in and to the Purchased Intangibles. Seller has, and on the Closing Date will have, good and marketable title to

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         the Purchased Intangibles, free and clear of any and all liens, security interests, pledges, encumbrances, agreements, charges, restrictions, options, joint ownership or adverse claims or rights whatsoever, other than those restrictions stated in the Franchise Contracts comprising the Purchased Intangibles.

         (B) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED AT LAW OR IN EQUITY, IN RESPECT OF ANY OF ITS ASSETS (INCLUDING THE PURCHASED INTANGIBLES), LIABILITIES OR OPERATIONS, INCLUDING NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, CONDITION OR QUALITY, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS AGREEMENT, BUYER IS PURCHASING THE PURCHASED INTANGIBLES ON AN "AS-IS, WHERE-IS" BASIS. THE PROVISIONS OF THIS SECTION 5.4 SHALL SURVIVE THE CLOSING OF THE TRANSACTION DESCRIBED HEREIN AND THE ISSUANCE OF ANY BILLS OF SALE, DEEDS OF TRANSFER, OR OTHER DOCUMENTS OF TRANSFER.

         5.5 NO CONFLICT. Neither the execution and delivery of this Agreement, the consummation by Seller of the transactions contemplated hereby, nor the fulfillment and compliance with the terms and provisions hereof will on the Closing Date (i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any loan, note, bond, mortgage, lease, indenture, license, contract, agreement, or other instrument or obligation to which Seller is a party or by which any of its respective properties or assets are bound (except as limited by the Franchise Contracts), (ii) conflict with any provision of Seller's charter, bylaws, or any corporate agreement binding on Seller, or (iii) otherwise constitute an ultra vires act.


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         5.6 NO CONSENTS. All consents necessary to consummate the transactions contemplated herein shall be obtained prior to or at the Closing, except as otherwise provided herein. No other consent or approval of, or declaration, filing or registration with, any non-governmental third party or any governmental authority is required to be obtained by Seller (i) in connection with the execution of this Agreement or (ii) for the consummation of the transactions contemplated hereby other than compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act. For purposes of this Section, and as to consents required by soft drink franchisers, only the consent of The Coca-Cola Company and the Dr Pepper Company shall be considered necessary consents. No other consent of a soft drink franchiser shall be deemed a necessary consent.

         5.7 ABSENCE OF CHANGE. From the date hereof through and including the Closing Date:

         (a) Seller shall not have sold, contracted to sell, conveyed, transferred, assigned, encumbered, pledged, distributed, or otherwise disposed of any of the Purchased Intangibles or any rights thereto.

         (b) Seller shall not have granted any license or sub-license of any rights with respect to any of the Purchased Intangibles.

         5.8 LITIGATION. Except as set forth in Schedule 5.8, there is no governmental or private litigation, investigation, proceeding, claim, suit or audit of any kind whatsoever pending or, to the best knowledge of Seller, threatened against Seller or the Purchased Intangibles. To Seller's knowledge, there is no private person, other entity or governmental agency who has any basis for any cause of action which would cause Seller, or Buyer as a transferee, to suffer any loss or liability not disclosed herein.

         5.9 ANTITRUST MATTERS. Seller is and throughout the applicable statutory period of limitations has been in compliance with all laws and regulations, whether federal or state, per-


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taining or relating in any way to the regulation of competition or trade among or between business entities, including but not limited to, Section 1 and 2 of the Sherman Act, Section 3 of the Clayton Act, the Robinson-Patman Act, the Lanham Act, Section 5 of the Federal Trade Commission Act and applicable state antitrust and trade laws, regulations and/or ordinances. The business and operations of Seller, or any predecessor, affiliate, parent or subsidiary thereof, have been conducted in full and complete compliance with any and all such laws, regulations and ordinances. To the knowledge of Seller, there is no grand jury or other federal or state investigation pending with regard to any antitrust matters involving Seller or the Purchased Intangibles.

         5.10 NO BROKER OR FINDER. With the exception of Glover Capital, Inc. (whose fee will be paid by Seller), Seller has not had discussions with, negotiated with, been represented by, employed any broker or finder or incurred any liability for any brokerage fees, commission or finder's fees to any individual or entity in connection with this Agreement or any of the transactions contemplated hereby.

         5.11 NO MATERIAL OMISSION. To the knowledge of Seller, all facts material to the financial condition, assets, supplies, customers, business prospects, and results of operations of its business have been disclosed to Buyer in writing in this Agreement. To the knowledge of Seller, no representation or warranty contained in this Agreement, and no Exhibit, certificate, Schedule, list or other information attached to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                     BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer hereby makes the following representations and warranties to Seller, each of which shall be continuing, shall be true at the date of execution hereof and on the Closing date, and shall survive the Closing and the sale of the Purchased Assets and other transactions contemplated hereby as provided in Section 13.2 below.


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         6.1 CORPORATE EXISTENCE, AUTHORITY AND BINDING EFFECT. Buyer is a
corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware. Buyer has full power and authority to own its properties and conduct its business as now being conducted. Buyer has full corporate power and authority to execute this Agreement and consummate the transactions contemplated hereby, and its shareholders and Board of Directors have properly approved the transactions contemplated by this Agreement. True and correct copies of the resolutions of the Board of Directors and shareholders of Buyer authorizing Buyer to enter into and consummate this transaction, properly certified by the President and Secretary of Buyer, are attached hereto as Exhibit E. Upon execution and delivery, this Agreement, the Assignment and Bill of Sale, and all other documents collateral hereto and thereto shall be valid and legally binding documents, enforceable in accordance with their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         6.2 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any law or regulation to which Buyer is subject, or conflict with or cause a default under the terms of any agreement to which Buyer is a party, or by which it or any of its assets may be bound.

         6.3 NO LITIGATION. Buyer has not been served with notice that there is any ongoing or pending litigation or antitrust claim against Buyer, Buyer has no knowledge of any such litigation or claim being threatened, and Buyer has no knowledge of any basis for such litigation or claim, whether by private person, other entity, or governmental agency, where such litigation or claim would adversely affect the transactions contemplated by this Agreement.

         6.4 NO BROKERS OR FINDERS. Neither Buyer nor anyone acting on its behalf has had discussions with, negotiated with, been represented by, employed any broker or finder or done

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anything to cause or incur any liability to any party for any broker's or finder's fees, commissions or the like to any individual or entity in connection with this Agreement or any transaction contemplated hereby.

         6.5 FINANCIAL ABILITY. Buyer has the financial ability to consummate the transactions contemplated hereby and honor the Promissory Note.

                                   ARTICLE VII
                               COVENANTS OF SELLER

         Seller covenants and agrees with Buyer as follows:

         7.1 CONDUCT OF BUSINESS THROUGH THE CLOSING DATE. From the date hereof through and including the Closing Date:

         (a) Seller shall operate its business diligently and only in the usual, ordinary and customary manner as a going concern.

         (b) Seller shall take all steps necessary to keep all of the Purchased Intangibles in full force and effect. Seller shall neither act (nor fail to act) in such a manner which would lead to a breach or default by Seller with the terms and conditions of the Franchise Contracts or otherwise give the franchiser any right to terminate the Franchise Contracts.

         7.2 REPRESENTATIONS AND WARRANTIES. Seller shall use its commercially reasonable efforts to cause the representations and warranties of Article V to be true and correct as of the Closing Date; provided however, that the foregoing shall not limit Buyer's indemnification rights under Article XII hereof.


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         7.3 COMPLETION OF TRANSACTIONS. Seller shall use its commercially reasonable efforts to assure that the conditions set forth in Article IX hereof are satisfied on or prior to the Closing Date.

         7.4 APPROVALS, CONSENTS. Seller shall fully cooperate with Buyer in obtaining the consent of all franchisers to the transfer of the Franchise Contracts to Buyer; provided however, that so long as Seller has fully cooperated with Buyer in this regard, the failure to obtain any consent to transfer of any soft drink bottling rights shall not be deemed to be a breach by Seller with the terms of this Section 7.4.

         7.5 ACCESS TO PROPERTIES AND RECORDS. Seller shall give to Buyer and its financial advisors, counsel, accountants, institutional investors and lenders and other representatives, during normal business hours, access to all properties, books, contracts, documents, and records with respect to Seller's business and affairs as Buyer may request to conduct due diligence and as shall be necessary to effectuate full disclosure to Buyer of all facts affecting the financial condition, business operations and assets of the business which a reasonably prudent business person knowledgeable in transactions of this nature would consider to be material. No investigation by Buyer shall, however, diminish or limit in any way the representations or warranties of Seller as set forth in Article V hereof unless Buyer has actual knowledge of the breach on or prior to the Closing and has consummated the Closing of this Agreement without affording Seller notice of the breach and a reasonable opportunity to cure the breach or to elect not to Close without penalty.

         7.6 REFRAIN FROM NEGOTIATIONS WITH OTHERS. For the period beginning with the date of execution of this Agreement to and through the Closing Date or January 31, 1998, whichever shall first occur, Seller and its agents shall negotiate and deal exclusively with Buyer for the sale, transfer, and conveyance of the Purchased Intangibles and Seller shall cause its agents and the shareholders of Seller not to entertain, solicit, or consider any other offers from a third party for the acquisition of any of the stock or assets of Seller.



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         7.7 NONPUBLICITY AND NONDISCLOSURE OF TERMS. Seller shall take all reasonable steps to minimize any publicity regarding this transaction to third parties without prior approval of Buyer, and Seller shall not, without the prior written consent of Buyer, disclose the purchase price or any other terms of this Agreement or the transactions contemplated hereby to any third party other than as requested by Buyer in writing, or as required by subpoena, civil investigative or discovery demand, criminal investigative demand or similar order lawfully issued by a court of competent jurisdiction, or as otherwise required by law; provided, however, that if Seller receives any of the foregoing, Seller shall promptly notify Buyer and cooperate with Buyer at Buyer's expense to quash or otherwise limit the scope of such disclosure.

         7.8 FURTHER ASSURANCES. Seller shall on the Closing Date, and from time to time thereafter, promptly at Buyer's request and without further consideration, execute and deliver to Buyer such instruments of transfer, conveyance and assignment as Buyer shall reasonably request to transfer, convey and assign more effectively the Purchased Intangibles to Buyer.

         7.9 NO CHANGE TO GOVERNING DOCUMENTS. Prior to Closing, Seller shall not amend its Articles of Incorporation or Bylaws.

                                  ARTICLE VIII
                               COVENANTS OF BUYER

         Buyer hereby covenants and agrees with Seller as follows:

         8.1 REPRESENTATIONS AND WARRANTIES. Buyer shall use its commercially reasonable efforts to cause the representations and warranties of Article VI to be true and correct as of the Closing Date; provided however, that the foregoing shall not limit Seller's indemnification rights under Article XII hereof.


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         8.2 COMPLETION OF TRANSACTIONS. Buyer shall use its commercially reasonable efforts to assure that the conditions set forth in Article X hereof are satisfied on or before the Closing Date.

         8.3 NONDISCLOSURE OF PROPRIETARY INFORMATION. All proprietary and confidential information of Seller made available to Buyer shall remain the property of Seller pending Closing. Prior to Closing (and in the event there is no Closing), Buyer shall restrict its use of any and all information received from Seller for the purposes specified herein and to prepare the filings and take such action as is required by applicable law, including but not limited to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act, and otherwise will be governed by the confidentiality agreement entered into between Buyer and Glover Capital Inc. as of August 22, 1997 and that certain "Binding Proposal to Purchase Coca-Cola Bottling Company Southeast, Incorporated" dated October 27, 1997.

         8.4 APPROVALS, CONSENTS. Buyer shall use its commercially reasonable efforts to obtain the consent of The Coca-Cola Company and the Dr Pepper Company to the transfer of the Franchise Contracts.

         8.5 NONDISCLOSURE OF TERMS. Buyer shall not, without the prior written consent of Seller, disclose the purchase price or any other economic terms of this Agreement or the transactions contemplated hereby to any third party, other than as required by law, including but not limited to the Securities Act of 1933 and other state or federal securities law. In the event that Buyer is ordered to make a disclosure by virtue of a subpoena, civil investigative or discovery demand, criminal investigative demand or similar order lawfully issued by a court of competent jurisdiction, then Buyer shall promptly notify Seller and cooperate with Seller to quash or otherwise limit the scope of such disclosure. In the event that on or after the date hereof and through the Closing Date, Buyer desires to disclose the fact of this transaction to customers of Seller for purposes of transition, Buyer shall so notify Seller in advance.

                                   ARTICLE IX



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               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         The obligations of Buyer to complete the Closing are subject to the satisfaction on or before the Closing Date of each of the following conditions precedent; provided, however, that the election of Buyer to complete the Closing, notwithstanding that any such condition is not fulfilled by such time, shall not preclude Buyer from seeking redress from Seller for breach of the terms of this Agreement; provided that if Buyer has actual knowledge of the failure, notice of the failure to fulfill the condition has been provided to Seller and Seller has been given a reasonable opportunity to fulfill the condition or elect not to Close without penalty.

         9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in Article V shall have been true and correct in all material respects on the date made and shall be true and correct on the Closing Date. Buyer shall have received a certificate to that effect signed by the Chief Executive Officer of Seller. The parties expressly intend that a non-material breach by Seller of its representations and warranties shall not give Buyer the right to refuse to consummate the Closing or to terminate this Agreement pursuant to Article XI. However, such Closing shall be without prejudice to Buyer's rights of indemnification under Article XII hereof, unless Buyer has actual knowledge of the breach on or prior to the Closing and has consummated the Closing of this Agreement without affording Seller notice of the breach and a reasonable opportunity to cure the breach, or elect not to Close without penalty.

         9.2 PERFORMANCE OF COVENANTS. Seller shall have performed and complied with all the covenants, obligations, and conditions required to be performed or complied with by Seller on or before the Closing Date pursuant to this Agreement. Buyer shall have received a certificate to that effect signed by the Chief Executive Officer of Seller. The parties expressly intend that a non-material failure by Seller to perform or comply with any such covenant, obligation, or condition shall not give Buyer the right to refuse to consummate the Closing or to terminate this Agreement pursuant to Article XI. However, such Closing shall be without prejudice to Buyer's rights of indemnification under
Article XII hereof, unless Buyer has actual knowledge of the failure on or prior to the Closing and has consummated the Closing of this Agreement without


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affording Seller notice of the failure and a reasonable opportunity to cure the failure, or elect not to Close without penalty.

         9.3 CERTIFIED COPY OF AUTHORIZING RESOLUTIONS. Buyer shall have received a copy of Seller's board of director and shareholder resolutions approving this transaction, duly certified by the Secretary of Seller.

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


         9.4      NO IMPAIRMENT TO FRANCHISE CONTRACTS.

         (A) Seller shall have neither taken any action nor have failed to take any action which would, in Buyer's reasonable opinion, (i) impair the ability of Buyer to be granted soft drink franchise rights in the territories specified in those Franchise Contracts of The Coca-Cola Company or the Dr Pepper Company, pursuant to normal contract terms, or
         (ii) impose liability upon Buyer for any act or omission of Seller occurring prior to the Closing Date and relating to the Franchise Contracts of The Coca-Cola Company or the Dr Pepper Company.

         (B) The consent of The Coca-Cola Company and the Dr Pepper Company to the issuance of soft drink franchise rights to bottle and distribute the beverage brands of The Coca-Cola Company and the Dr Pepper Company in the same territories where Seller has historically held franchise rights shall have been granted to Buyer by said franchisers.

         9.5 OPINION OF SELLER'S COUNSEL. Buyer shall have received the opinion of Seller's counsel, Cox and Young, substantially in the form attached hereto as Exhibit F.

         9.6 NO LITIGATION. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, or local jurisdiction, or before any arbitrator, wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent the consummation of any of the transactions contemplated by this Agreement or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation. As to the Franchise Contracts, only litigation concerning the franchise rights granted by The Coca-Cola Company and the Dr Pepper Company shall be subject to the provisions of this Section.

         9.7 CERTIFICATES OF GOOD STANDING. At Closing, Seller shall have delivered to Buyer a certificate of existence and good standing of Seller from the office of the Alabama Secretary of State dated not earlier than five (5) days prior to the Closing Date. Seller shall also deliver a cer-


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tificate of existence of Seller from the office of the Tennessee Secretary of
State certifying the due qualification of Seller to transact business in the State of Tennessee as a foreign corporation dated not earlier than five (5) days prior to the Closing Date.

         9.8 COMPLIANCE WITH HSR. The parties acknowledge that all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act have expired or otherwise been terminated.

         9.9 CLOSING OF OPERATING ASSET PURCHASE AGREEMENT. Under no circumstances shall Buyer have any obligation to consummate this transaction unless and until CCBC of Nashville, L.P. has acquired the operating assets of Seller pursuant to the terms and conditions of the Operating Asset Purchase Agreement.

         9.10 CLOSING. The Closing shall have occurred no later than January 31, 1998.


                                    ARTICLE X
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         The obligations of Seller to complete the Closing are subject to the satisfaction on or before the Closing Date of each of the following conditions precedent; provided, however, that the election by Seller to complete the Closing notwithstanding that any such condition is not fulfilled by such time shall not preclude Seller from seeking redress from Buyer for breach of the terms of the Agreement, provided that if Seller has actual knowledge of the failure, notice of the failure to fulfill the condition has been provided to Buyer and Buyer has been given a reasonable opportunity to fulfill the condition or elect not to Close without penalty.

         10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in Article VI shall have been true and correct in all material respects on the date made, and shall be true and correct on the Closing Date. Seller shall have received a certificate to that effect signed by a duly authorized officer of Buyer. The parties expressly intend that a non-material breach by Buyer of its representations and warranties shall not give Seller the right to refuse to consummate the Closing or to terminate this Agreement pursuant to Article XI. However, such Closing shall be without prejudice to Seller's rights of indemnification under Article XII hereof, unless Seller has actual knowledge of the breach on or prior to the Closing and has consummated the Closing of this Agreement without affording Buyer notice of the breach and a reasonable opportunity to cure the breach or elect not to Close without penalty.

         10.2 PERFORMANCE OF COVENANTS. Buyer shall have performed and complied with all covenants, obligations, and conditions required to be performed or complied with by Buyer on or before the Closing Date pursuant to this Agreement. Seller shall have received a certificate to that effect signed by a duly authorized officer of Buyer. The parties expressly intend that a non-material failure by Buyer to perform or comply with any such covenant, obligation or condition shall not give Seller the right to refuse to consummate the Closing or to terminate this Agreement pursuant to Article XI. However, such Closing shall be without prejudice to Seller's rights of indemnification under Article XII hereof, unless Seller has actual knowledge of the failure on or prior to the Closing and has consummated the Closing of this Agreement without affording Buyer notice of the failure and a reasonable opportunity to cure the failure or elect not to Close without penalty.

         10.3 CERTIFIED COPY OF AUTHORIZING RESOLUTIONS. Seller shall have received a copy of Buyer's board of directors resolutions approving this transaction, duly certified by the Secretary of Buyer.

         10.4 OPINION OF BUYER'S COUNSEL. Seller shall have received an opinion of Witt, Gaither & Whitaker, P.C., counsel to Buyer and Guarantor, substantially in the form attached hereto as Exhibit G.

         10.5 NO LITIGATION. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, or local jurisdic-tion, or before any arbitrator, wherein an unfavorable injunction, order, decree, ruling, or charge would (a) prevent the consummation of any of the transactions contemplated by this Agreement or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

         10.6 CERTIFICATES OF GOOD STANDING. At Closing, Buyer shall provide Seller with a certificate of existence from the office of the Delaware Secretary of State certifying the existence and good standing of Buyer in the state of Delaware. Such certificates shall be dated not more than five (5) days prior to the Closing Date.

         10.7 COMPLIANCE WITH HSR. The parties acknowledge that all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired or otherwise been terminated.

         10.8 CLOSING OF OPERATING ASSET PURCHASE AGREEMENT. Under no circumstances shall Seller have any obligation to consummate this transaction unless and until CCBC of Nashville, L.P. has acquired the operating assets of Seller pursuant to the terms and conditions of the Operating Asset Purchase Agreement.

         10.9 CLOSING. The Closing shall have occurred no later than January 31, 1998.

                                   ARTICLE XI
                                   TERMINATION

         11.1 CONDITIONS OF TERMINATION. The obligations of the parties with respect to the Closing shall terminate:

         (a) At the election of Buyer, at or prior to Closing, if any of the conditions precedent set forth in Article IX have not been fulfilled on or before the Closing Date, or if any other circumstance shall have occurred entitling Buyer to terminate this Agreement pursuant to the terms hereof.

         (b) At the election of Seller, at or prior to Closing, if any of the conditions precedent set forth in Article X have not been fulfilled on the Closing Date, or if any other circumstance shall have occurred entitling Seller to terminate this Agreement pursuant to the terms hereof.

         11.2 EFFECT OF TERMINATION. In the event of termination in accordance with this Article: (i) this Agreement shall become null and void and of no further force or effect, except as otherwise provided herein, (ii) this Agreement shall be deemed to be rescinded, (iii) each party shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated herein, and (iv) no party shall have further liability to any other party because of the failure to consummate the transactions contemplated hereby.

                                   ARTICLE XII
                                 INDEMNIFICATION

         12.1 INDEMNIFICATION BY SELLER. Sellers shall indemnify and hold Buyer harmless from and against, and reimburse and promptly pay to Buyer the full amount of, any and all loss, damage, liability, cost, obligation or expense (including reasonable expenses and fees of counsel) incurred by Buyer, directly or indirectly, as a result of:
         (a) a breach of any representation or warranty or inaccuracy of any representation of Seller contained in this Agreement or the Operating Asset Purchase Agreement, or in any certificate or document delivered to Buyer by Seller which is specified in this Agreement; or

         (b) a failure of Seller to perform or comply with any covenant, agreement or obligation required by this Agreement or the Operating Asset Purchase Agreement to be performed or complied with by Seller.

All undisputed claims, undisputed portions of partially disputed claims, and disputed claims that have been resolved by agreement of the parties or pursuant to the provisions of Section 12.7 below shall first be applied against the Liability Deductible in the manner set forth in Section 12.4 hereof, and shall be subject to the Seller indemnity cap set forth in Section 12.5 hereof. To the extent that any claim of Buyer against Seller is indemnified by Seller, Seller shall receive all of Buyer's rights in and to such claim and Seller shall be entitled to pursue third parties in satisfaction of such claim as Seller shall deem appropriate.

         12.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold Seller harmless from and against, and reimburse and promptly pay to Seller the full amount of, any and all loss, damage, liability, cost, obligation or expense (including reasonable expenses and fees of counsel) incurred by Seller, directly or indirectly, as a result of:

         (a) a breach of any representation or warranty of Buyer contained in this Agreement or the Operating Asset Purchase Agreement or in any certificate or document delivered to Seller by Buyer in connection with this transaction; or

         (b) a failure of Buyer to perform or comply with any covenant, agreement or obligation required by this Agreement or the Operating Asset Purchase Agreement to be performed or complied with by Buyer.

         12.3 NOTICE OF POTENTIAL CLAIMS AND OPPORTUNITY TO PARTICIPATE IN DEFENSE. Promptly after either Buyer or Seller becomes aware of any claim whatsoever which would be subject to indemnification set forth in Sections 12.1 or 12.2 above, such party shall provide the other party with prompt written notice of such claim stating all information regarding the claim that the party possesses. The duty to provide information is a continuing one, and the party claiming indemnification shall provide all new and/or additional information to the indemnifying party as it becomes available. If the notified party acknowledges its obligation to indemnify, then it shall have the option to provide, at its own expense, the defense of any such claims, pro-vided that (i) the option to defend is exercised and notice of such election is given to the indemnified party within fifteen (15) days of receipt of notice of the claim for indemnification, (ii) the indemnified party shall be kept fully informed of the defense, said defense to be vigorously pursued by the indemnifying party, (iii) the indemnified party shall have the right, at its expense, to participate in the defense and (iv) no material strategic decision or settlement offer or response by the indemnifying party shall be made without the prior consent of the indemnified party (such consent not to be unreasonably withheld or delayed). Nothing herein shall be deemed to prevent Buyer or Seller from making a claim for indemnification hereunder for potential or contingent claims or demands provided the notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the notifying party has reasonable grounds to believe that such a claim or demand may be made. Upon the determination that a claim is subject to indemnification (either by agreement or pursuant to the resolution of the dispute pursuant to Section 12.7 below) and the indemnified party has suffered an out of pocket loss, the claim shall bear interest at the same rate as the Promissory Note from the date which is thirty (30) days subsequent to the date on which notice of claim was given to the other party, until the date the claim is satisfied (which in the case of Buyer's claims is the date on which the claim is applied to the Liability Deductible pursuant to Section 12.4 below or the date that the claim is paid by way of offset to the Promissory Note or otherwise). All claims for indemnification must be made prior to the expiration of the applicable representation and warranty as provided in Section 13.2 below.

         12.4 LIABILITY DEDUCTIBLE. Seller shall not be required to indemnify Buyer pursuant to this Article XII unless and until the aggregate amount of all indemnification claims made by Buyer to Seller under this Agreement and the Operating Asset Purchase Agreement (without duplication) exceed one half of one percent (0.5%) of the sum of (i) Twenty-Eight Million Six Hundred Thousand Dollars ($28,600,000) plus the "Purchase Price" as adjusted by the "Adjustment" pursuant to Articles II and III of the Operating Asset Purchase Agreement. The result of the foregoing calculation shall be referred to as the "LIABILITY DEDUCTIBLE". Only the amounts in excess of the Liability Deductible are recoverable by Buyer.

         12.5      SELLER INDEMNITY CAP, METHOD OF INDEMNITY PAYMENT.

         (a) The parties intend that the indemnity cap be the same as, and not in addition to the provisions of Section 15.5 of the Operating Asset Purchase Agreement. Accordingly, the maximum indemnity liability of Seller for (i) breaches of this Agreement (other than for breaches of Sections 5.1, 5.2 and 5.4 hereof) plus (ii) breaches of the Operating Asset Purchase Agreement (other than for breaches of Sections 7.1, 7.2 and 7.5 thereof) shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000). The method of indemnity payment shall be by way of offset to the Promissory Note, or otherwise as provided herein. Such offset shall be by way of substitution of the Promissory Note using the same procedure as specified in Section 3.2 of the Operating Asset Purchase Agreement.

         (b) To the extent that proceeds from the Promissory Note have been distributed by Seller directly or indirectly to or for the benefit of one or more shareholders of Seller, then the indemnity obligation shall devolve to such shareholder to the extent of such distribution to the individual shareholder.

         (c) In the event that Buyer has made a timely claim for indemnification, and to the extent such claim is in excess of the Liability Deductible, Buyer shall be entitled to withhold payment of an amount equal to such claim from the amounts otherwise due and payable pursuant to the Promissory Note. In such event, the amount so withheld shall continue to bear interest as provided in the Promissory Note until the resolution of such claim. Upon resolution, such amounts, if any, still due to Seller shall be promptly paid, with accrued and unpaid interest.

         12.6 EXCLUSIVE REMEDIES. The parties intend that all matters within the scope of the indemnification provisions of this Article XII shall be resolved pursuant to this Article XII and that this Article XII shall constitute the sole and exclusive remedy of Buyer with respect to such matters or with respect to any other breach of this Agreement, it being understood that the remedies provided in this Article XII shall supersede any conflicting statutory or common law rights of either party. The foregoing shall not apply to claims involving intentional fraud or intentional misrepresentation.

         12.7 ARBITRATION. In the event a dispute arises under this Agreement over a claim for indemnification, and if such dispute continues for a period in excess of thirty (30) days subsequent to the date of the claim, either party shall have the right to demand arbitration and the dispute shall then be submitted to a mutually agreeable arbitrator or, if none are mutually agreeable, to the American Arbitration Association for arbitration under the Commercial Arbitration Rules of the Association, as then in effect. If deemed appropriate by the arbitrator, the prevailing party's costs and expenses incurred in connection with the arbitration, including reasonable attorney's fees and expenses, shall be awarded to the prevailing party. The arbitration shall be under the law applicable to this Agreement and held in Atlanta, Georgia. The award of the arbitrator shall be binding upon the parties and may be registered with any court of competent jurisdiction as a judgment.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 SIMULTANEOUS CLOSING. All transactions at Closing including execution and delivery of collateral documents referenced herein shall be deemed to take place simultaneously and none shall be deemed to take place until all shall have taken place.

         13.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations, warranties, obligations, covenants and agreements contained herein shall survive the Closing as follows: All representations and warranties of the parties shall expire unless a claim is made prior to the first (1st) anniversary of the Closing Date, except for the representations and warranties under Sections 5.1, 5.2, 5.4, and 6.1, which will survive indefinitely.

         13.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original, and all of which together shall constitute one and the same instrument.

         13.4 CAPTIONS. The captions and subject headings are for convenience of reference only, and shall not affect the meaning or construction to be given to any of the provisions hereof.

         13.5 GENDER. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties and context may require.

         13.6 NOTICES. Any notice, demand, request, consent, approval or other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally or sent either by facsimile transmission, or nationally recognized overnight courier (utilizing guaranteed next business morning or day delivery), addressed to the party to be notified at the following address, or to such other address as such party shall specify by like notice:

         If to Seller, then to:
                Mr. Walter Matthews
                381 East Colinas Blvd.
                Apartment 5005
                Irving, TX  75039
                Facsimile:  (972) 409-2481

                AND BETWEEN THE DATES OF JUNE 1ST AND AUGUST 30TH OF EACH YEAR:

                Mr. Walter Matthews
                276 Hazelwood Lane
                Florence, AL 35634
                Facsimile:  (205) 757-3920

         With a copy to:

                Mrs. Carolyn Matthews Lowe

                381 East Colinas Blvd.
                Apartment 5005B
                Irving, TX  75039
                Facsimile:        (972) 409-2481


                Frederick F. Saunders, Jr., Esq.
                Harman Owen Saunders & Sweeney, P.C.
                1900 Peachtree Center Tower
                230 Peachtree Street, NW
                Atlanta, Georgia  30303
                Facsimile:  (404) 525-4347


                Mark A. Cohen, Esq.
                Cohen, Darnell & Cohen
                302 North Market Street
                Suite 200
                Dallas, TX  75202
                Facsimile:   (214) 655-2601


         If to Buyer then to:

                NABC, Inc.
                200 West Ninth Street Plaza
                Suite 209
                Wilmington, DE  19801
                Attention:  Umesh M. Kasbekar
                Facsimile:  (302) 655-4681

         If to Guarantor then to:

                Coca-Cola Bottling Co. Consolidated
                1900 Rexford Road
                Charlotte, North Carolina  28211
                Attention:  Umesh M. Kasbekar
                Facsimile:  (704) 551-4030

         With a copy to:

                Jonathan M. Minnen, Esq.,
                Witt, Gaither & Whitaker, P.C.
                1100 SunTrust Bank Building
                736 Market Street

                Chattanooga, Tennessee  37402
                Facsimile:  (423) 266-4138

Notices given as provided shall be deemed effective upon receipt if by personal delivery, upon confirmed reception of transmission if by facsimile, or if by recognized overnight courier, on the date delivery is acknowledged to said courier.

         13.7 "INCLUDING". Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

         13.8 ENTIRE AGREEMENT, MODIFICATION. This instrument contains the entire agreement of the parties with respect to the subject matter hereof, all previous agreements and discussions relating to the same or similar subject matter being merged herein. The parties acknowledge and agree that neither of them has made any representations with respect to the subject matter of this Agreement or any representations inducing the execution and delivery hereof except as specifically set forth herein. Each of the parties hereto acknowledges that it has relied on its own judgment in entering into this Agreement. This Agreement may not be changed, amended, or modified including specifically the provisions of this paragraph, except by a writing signed by both parties hereto. The provisions of this paragraph may not be changed, amended, modified, terminated, or waived as a result of any failure to enforce any provision or the waiver of any specific breach or breaches thereof or any course of conduct of the parties.

         13.9 ASSIGNMENT. This Agreement and the rights, obligations and duties of the parties hereto shall not be assignable or otherwise transferable, provided that the rights, obligations and duties of Buyer may be assigned to a related party of Buyer. In the event of assignment by Buyer, the assignee shall expressly assume, in writing delivered to Seller, the liabilities and obligations of Buyer hereunder, and Buyer shall remain liable for the full performance of all of the assigned liabilities and obligations under this Agreement, which liabilities and obligations of Buyer and Guarantor shall be a primary liability and obligation for full and prompt performance and payment. Buyer shall promptly notify Seller of any such assignment.

         13.10 BINDING EFFECT AND BENEFIT. This Agreement shall inure to the benefit of, and shall be binding upon, the parties, their heirs, executors and administrators, successors and permitted assigns.

         13.11 PARTIAL INVALIDATION. If any portion of this Agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions contained herein. In such event, this Agreement shall be construed and interpreted as if such invalid, illegal or unenforceable terms were limited to the minimum extent whereby such terms would be valid, legal and enforceable, and, if such limitation is not possible, this Agreement shall be construed and interpreted as if such invalid, illegal or unenforceable terms were severed and not included herein unless the result of such limitation or severance would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         13.12 WAIVER. No waiver of a breach or violation of any provision of this Agreement shall operate or be construed as a waiver of any subsequent breach.

         13.13 NO THIRD PARTY BENEFICIARIES. This Agreement shall not create any rights for the benefit of any third party other than as expressly provided for herein.

         13.14 GOVERNING LAW. This Agreement shall be interpreted and construed in accordance with the laws of the State of Tennessee.

         13.15 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Seller acknowledges that since Guarantor is a publicly traded company, Seller will not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Buyer.

         13.16 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. Therefore, in the event of any ambiguity in the construction or interpretation of this Agreement, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         13.17 GUARANTY. In order to induce Seller to enter into this Agreement, Guarantor hereby unconditionally guarantees the full and prompt payment and performance of all obligations of Buyer under this Agreement as for Guarantor's own debt and obligation. Guarantor hereby waives any right to require Seller to take any action against Buyer prior to enforcing this guaranty against Guarantor. Guarantor agrees that Seller may grant one or more extensions to fulfill such obligations or release or reach a compromise with any person liable for such obligations without giving Guarantor notice or without obtaining Guarantor's consent. This guaranty is absolute, unconditional, continuing, primary and irrevocable under any and all circumstances and shall not be released, in whole or in part, by any action or thing which might, but for this provision, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission, action or failure to act by Seller (whether or not Guarantor's risk is varied or increased or its rights or remedies are affected thereby), or by reason of any further dealings between Seller and Buyer, and Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon, and shall be deemed to have consented to, the foregoing. Guarantor hereby waives notice of acceptance hereof, notice of non-payment or default by Buyer, presentment, demand, notice of dishonor, protest and any other notices of any kind. This guaranty is a guarantee of payment and performance, not merely of collection. This guaranty is subject to Guarantor's right to assert any defense which could be asserted by Buyer. Under no circumstances shall Guarantor's liability to Seller exceed the liability of Buyer to Seller hereunder; provided, however, that the discharge in bankruptcy of Buyer shall not act to discharge Guarantor's obligations hereunder.


         13.18 SCHEDULES AND EXHIBITS. All Exhibits, Schedules and documents specified in this Agreement shall be deemed to be incorporated herein by any reference thereto as if fully set out, and a matter disclosed in one Schedule or Exhibit shall be deemed to be disclosed in all other Schedules or Exhibits in which such disclosure is called for. The following Schedules and Exhibits are attached hereto:





SCHEDULES                   DESCRIPTION                                         PAGE REFERENCE
----------                  -----------                                         ---------------
5.3                                 List of Officers and Directors

5.8                                 Litigation


EXHIBITS                   SECTION REFERENCE                                    PAGE REFERENCE
--------                   -----------------                                    ---------------

Exhibit A                           Preamble
---------
Franchise Contracts

Exhibit B                           Article II
---------
Promissory Note

Exhibit B-1                         Article II
-----------
alternative Promissory Note


Exhibit C                           Article III
---------
Assignment and Bill of Sale

Exhibit D                           5.1
---------
Seller's Resolutions

Exhibit E                           6.1
---------
Buyer's Resolutions

Exhibit F                           9.5
---------
Opinion of Seller's Counsel


Exhibit G                           10.4
---------
Opinion of Buyer's Counsel

         13.20  DEFINITIONS.



                                       30





DEFINED TERM                                SECTION WHERE DEFINED               PAGE REFERENCE
------------                                ---------------------               ---------------
Buyer                                                Preamble
Closing                                              Article III
Closing Date                                         Article III
Guarantor                                            Preamble
Franchise Contracts                                  Recitals
Liability Deductible                                 12.4
Operating Asset Purchase Agreement                   Recitals
Promissory Note                                      Article II
Purchased Intangibles                                Article I
Seller                                               Preamble


                     [REST OF PAGE INTENTIONALLY LEFT BLANK]



IN WITNESS WHEREOF, the parties have executed this Agreement the day and year aforesaid.

SELLER:
Coca-Cola Bottling Company Southeast, Incorporated


By:      _____________________________________________
         Walter Matthews, Chief Executive Officer

Attest:  _____________________________
         ____________________, Secretary


BUYER:

NABC, Inc.

By:      _____________________________________________
         Mark J. Gentile, Vice-President

 Attest: _______________________________
         B. Craig Wilkinson, Ass't. Secretary

GUARANTOR:

Coca-Cola Bottling Co. Consolidated


By:      _____________________________________________
         Umesh M. Kasbekar, Vice-President

Attest:  _______________________
         ___________________,  ______Secretary


                                       32